Exhibit 10.2
AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT
          THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of february 11, 2010, among UNITED MARITIME GROUP, LLC, a Florida limited liability company (“Group”), U.S. UNITED BARGE LINE, LLC, a Florida limited liability company (“Barge”), U.S. UNITED OCEAN SERVICES, LLC, a Florida limited liability company (“Ocean”), U.S. UNITED BULK TERMINAL, LLC, a Louisiana limited liability company (“Bulk”), U.S. UNITED INLAND SERVICES, LLC, a Delaware limited liability company (“Inland”), TINA LITRICO, LLC, a Delaware limited liability company (“Tina”), MARY ANN HUDSON, LLC, a Delaware limited liability company (“Mary Ann”), SHEILA MCDEVITT, LLC, a Delaware limited liability company (“Sheila”), MARIE FLOOD, LLC, a Delaware limited liability company (“Marie”, and together with Group, Barge, Ocean, Bulk, Inland, Tina, Mary Ann and Sheila, individually and collectively, jointly and severally, the “Borrowers”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), BANK OF AMERICA, N.A., a national banking association, as administrative agent and co-collateral agent for Lenders (in such capacity, “Agent”) and as security trustee (in such capacity, “Security Trustee”), BANC OF AMERICA SECURITIES LLC, a Delaware limited liability company, WELLS FARGO CAPITAL FINANCE, LLC (formerly known as Wells Fargo Foothill, LLC), a Delaware limited liability company, and JEFFERIES FINANCE LLC, a Delaware limited liability company, as joint lead arrangers (in their respective capacities, “Joint Lead Arrangers”) and book managers (in their respective capacities, “Book Managers”) for Lenders, and WELLS FARGO CAPITAL FINANCE, LLC (formerly known as Wells Fargo Foothill, LLC), a Delaware limited liability company, as co-collateral agent for Lenders (in such capacity, “Co-Collateral Agent”).
W I T N E S S E T H :
          WHEREAS, Borrowers, Lenders, Agent, Security Trustee, Joint Lead Arrangers, Book Managers and Co-Collateral Agent have entered into a Loan and Security Agreement, dated as of December 22, 2009 (as the same now exists or may hereafter be amended, restated, renewed, extended, substituted, modified or supplemented from time to time, the “Loan Agreement”), and other Loan Documents (as defined in the Loan Agreement); and
          WHEREAS, Borrowers have requested that Agent, Co-Collateral Agent and Lenders agree to amend certain provisions of the Loan Agreement, and Agent, Co-Collateral Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions set forth herein.
          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. DEFINITIONS.
     Capitalized terms used in this Amendment (including in the recitals above) and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.
SECTION 2. ACKNOWLEDGMENTS.
     2.1 Acknowledgment of Obligations. Borrowers hereby acknowledge, confirm and agree that as of the opening of business on February 1, 2010, Borrowers are indebted to Agent and Lenders in respect of the Loans in the principal amount of $75,240,000.03 and in respect of Letters of Credit in the undrawn amount of $3,717,600.00. All such amounts, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges now or hereafter payable by Borrowers to Agent and Lenders, are unconditionally owing by Borrowers to Agent and Lenders in accordance with the terms of the Loan Documents, without offset, defense or counterclaim of any kind, nature or description whatsoever.
     2.2 Acknowledgment of Security Interests. Each Borrower hereby acknowledges, confirms and agrees that Agent, for the benefit of Secured Parties, has and shall continue to have valid, enforceable and perfected first priority liens upon and security interests in the Collateral of such Borrower heretofore granted to Agent, for the benefit of Secured Parties, pursuant to the Loan Documents or otherwise granted to or held by Agent, for the benefit of Secured Parties, and in which Agent, for the benefit of Secured Parties, presently has perfected first priority liens upon and security interests.
     2.3 Binding Effect of Documents. Each of the Borrowers hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents to which it is a party has been duly executed and delivered, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of such Borrower contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of such Borrower, enforceable against it in accordance with their respective terms, and such Borrower has no valid defense to the enforcement of such obligations, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity, and (c) Agent and Lenders are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and applicable law.
SECTION 3. AMENDMENTS AND SUPPLEMENTARY PROVISIONS.
     3.1 Definitions.
     (a) The definition of the term “Borrowers” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:
     “Borrowers: has the meaning specified therefor in the preamble of this Agreement together with each other Person who becomes a Borrower pursuant to Section 10.1.9, individually and collectively, jointly and severally.”
     (b) The last sentence of the definition of the term “Eligible Assignee” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:
     “Notwithstanding anything to the contrary set forth herein, (x) in no event shall any Obligor or any of Greenstreet Equity Partners, LLC, JCP United Maritime Holding LLC, AMCIC Maritime AIV, LLC or First Reserve Fund XI, L.P. be an Eligible Assignee and (y) if any portion of the Commitments shall be assigned to any Affiliate of Greenstreet Equity Partners, LLC, JCP United Maritime Holding LLC (other than Jefferies Finance LLC), AMCIC Maritime AIV LLC or First Reserve Fund XI, L.P., then, for the purposes of voting as contemplated under Section 14.1, the Commitment of any such Person shall be deemed to be $0.”
     (c) The definition of the term “New Vessel” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:
     “New Vessel: as of any date of determination, any Vessel acquired by a Borrower within 180 days of the date of the Permitted Sale-Leaseback Transaction to which such Vessel is subject.”

     3.2 Protective Advances. Section 2.1.6 of the Loan Agreement is hereby amended and restated in its entirety as follows:
     “2.1.6. Protective Advances. Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make Base Rate Loans (“Protective Advances”) (a) up to an aggregate amount outstanding at any time equal to $13,500,000 minus any Overadvance outstanding at such time, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectibility or repayment of Obligations (other than Bank Product Debt); or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses; provided, that in no event shall any Protective Advance be made if, upon the making thereof, the outstanding Loans and LC Obligations would exceed the aggregate Commitments. Each Lender shall participate in each Protective Advance on a Pro Rata basis. Required Lenders may at any time revoke Agent’s authority to make further Protective Advances by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.”
     3.3 Letter of Credit Facility. The seventh (7th) sentence of Section 2.3.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:
     “The Issuing Bank shall have no obligation to issue a Letter of Credit or a Reimbursement Undertaking in respect of an Underlying Letter of Credit, in either case, if any of the following would result after giving effect to the requested issuance: (a) the Letter of Credit Usage would exceed the Borrowing Base less the outstanding amount of Loans (inclusive of Swingline Loans); (b) the Letter of Credit Usage would exceed the Letter of Credit Subline; or (c) the Letter of Credit Usage would exceed the Commitments less the outstanding amount of Loans (inclusive of Swingline Loans).”
     3.4 Rates and Payment of Interest. Section 3.1.1 (c) of the Loan Agreement is hereby amended and restated in its entirety as follows:
     “(c) Interest accrued on the Loans shall be due and payable in arrears, (i) on the first day of each month and, for any LIBOR Loan, the last day of its Interest Period (but in no event less frequently than once every three months); (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.”
     3.5 Interest Periods. Section 3.1.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:
     “3.1.3. Interest Periods. In connection with the making, conversion or continuation of any LIBOR Loans, Borrowers shall select an interest period (“Interest Period”) to apply, which interest period shall be one, two, or three months (or, if all Lenders agree, six, nine or twelve months); provided, however, that:
     (a) the Interest Period shall commence on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

     (b) if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and
     (c) no Interest Period shall extend beyond the Revolver Termination Date.”
     3.6 Restricted Investments. Clause (g) in the first (1st) sentence of Section 10.2.5 of the Loan Agreement is hereby amended and restated in its entirety as follows:
     “(g) it is an Investment (including, without limitation, an Investment in an Unrestricted Subsidiary, so long as, as of the date of such Investment, no Default, Event of Default or Overadvance exists or would result from the making thereof), loan or advance which, when aggregated with all other Investments, loans and advances permitted pursuant to this clause (g) existing at such time, does not exceed $10,000,000 (determined as of the date of the Investment and net of any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of such Investment);”
     3.7 Restrictions on Payment of Certain Debt.
     (a) The first (1st) sentence of Section 10.2.8 of the Loan Agreement is hereby amended and restated in its entirety as follows:
     “Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); or (b) Borrowed Money (other than the Obligations) outstanding on the Closing Date prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent).”
     (b) Clause (d) in the second (2nd) sentence of Section 10.2.8 of the Loan Agreement is hereby amended and restated in its entirety as follows:
     “(d) regularly scheduled payments of interest and fees, payments of Excess Cash Flow under and as such capitalized term is defined in the Second Lien Documents, and payment of principal at maturity, under the Second Lien Documents (subject to the limitations set forth in the lntercreditor Agreement); except, that, each Borrower shall not, and each Borrower shall cause each Restricted Subsidiary not to, make any payment of “Excess Cash Flow” under and as such capitalized term is defined in the Second Lien Documents unless (i) as of the date of such payment, no Default or Event of Default exists or would exist from the making thereof, (ii) after giving effect thereto, on a pro forma basis, (A) the Fixed Charge Coverage Ratio based on the Fiscal Quarter financial statements most recently delivered pursuant to Section 10.1.2(b) shall be not less than 1.1 to 1.0, (B) Availability at all times during the immediately preceding 30 day period shall not be less than the greater of $30,000,000 and (y) 30% of the lesser of (1) the Borrowing Base and (2) the aggregate Commitments.”
SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS.

          Each Borrower hereby represents, warrants and covenants with and to Agent and Lenders as follows:
     4.1 Representations in Loan Documents. Each of the representations and warranties made by or on behalf of such Borrower to Agent and Lenders in any of the Loan Documents was true and correct when made and in all material respects is true and correct on and as of the date of this Amendment with the same full force and effect as if each of such representations and warranties had been made by or on behalf of such Borrower on the date hereof and in this Amendment (other than such representations and warranties that relate solely to a specific prior date).
     4.2 Binding Effect of Documents. This Amendment and the other Loan Documents have been duly executed and delivered to the Lender by such Borrower and are in full force and effect, as modified hereby.
     4.3 No Conflict, Etc. The execution and delivery and performance of this Amendment by such Borrower will not violate any requirement of law or contractual obligation of such Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues, other than Permitted Liens.
     4.4 No Default or Event of Default. No Default or Event of Default exists immediately pnor to, or will exist immediately after, the execution of this Amendment and the other letters, agreements and instruments, if any, executed and delivered in connection herewith.
SECTION 5. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.
          The effectiveness of the terms and provisions of this Amendment shall be subject to the receipt by Agent of (i) an original of this Amendment, duly authorized, executed and delivered by each Borrower, Agent and Lenders and (ii) such other documents as Agent in its discretion deems reasonably necessary, all in form and substance satisfactory to Agent.
SECTION 6. PROVISIONS OF GENERAL APPLICATION.
     6.1 Effect of this Amendment. Except as modified pursuant hereto, and pursuant to the other letters, agreements and instruments, if any, executed and delivered in connection herewith, no other changes or modifications to the Loan Documents are intended or implied and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall control. Any Loan Document amended hereby shall be read and construed with this Amendment as one agreement.
     6.2 Costs and Expenses. Borrowers absolutely and unconditionally agree to pay to Agent, on demand by Agent at any time and as often as the occasion therefor may require, whether or not all or any of the transactions contemplated by this Amendment are consummated: all reasonable fees and disbursements of any counsel to Agent in connection with the preparation, negotiation, execution, or delivery of this Amendment and any agreements delivered in connection with the transactions contemplated hereby and all reasonable expenses which shall at any time be incurred or sustained by Agent or its directors, officers, employees or agents as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Amendment and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby.

     6.3 No Third Party Beneficiaries. The terms and provisions of this Amendment shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, finn, entity or corporation shall have any right, benefit or interest under this Amendment.
     6.4 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.
     6.5 Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
     6.6 Merger. This Amendment sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This Amendment cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.
     6.7 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other documents, and no investigation by Agent or any closing shall affect the representations and warranties or the right of Agent to rely upon them.
     6.8 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment.
     6.9 Reviewed by Attorneys. Each Borrower represents and warrants to Agent and Lenders that it (a) understands fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment, (b) has been afforded an opportunity to have this Amendment reviewed by, and to discuss this Amendment and each document executed in connection herewith with, such attorneys and other persons as such Borrower may wish, and (c) has entered into this Amendment and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Amendment nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Amendment and the other documents executed pursuant hereto or in connection herewith.
     6.10 Governing Law; Consent to Jurisdiction and Venue.
     (a) THIS AMENDMENT, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).
     (b) EACH BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY HERETO, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJH’T MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED

FOR NOTICES IN SECTION 14.3.1 OF THE LOAN AGREEMENT. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Amendment shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.
     6.11 Waivers. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY HERETO; (B) PRESENTMENT, DEMAND, PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY COMMERCIAL PAPER, ACCOUNTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT ON WHICH A BORROWER MAY IN ANY WAY BE LIABLE, AND HEREBY RATIFIES ANYTHING AGENT MAY DO IN THIS REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF ANY COLLATERAL; (D) ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY A COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY RIGHTS OR REMEDIES: (E) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (F) ANY CLAIM AGAINST AGENT OR ANY LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) IN ANY WAY RELATING TO ANY ENFORCEMENT ACTION, OBLIGATIONS, LOAN DOCUMENTS OR TRANSACTIONS RELATING THERETO; AND (G) NOTICE OF ACCEPTANCE HEREOF. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Amendment and that Agent and Lenders are relying upon the foregoing in their dealings with Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Amendment may be filed as a written consent to a trial by the court.
     6.12 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute but one and the same Amendment. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of the signature page hereof by telecopy or email shall be effective as delivery of a manually executed counterpart hereof.
[Signature page follows]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

BORROWERS:

UNITED MARITIME GROUP, LLC
U.S. UNITED BARGE LINE, LLC
U.S. UNITED OCEAN SERVICES, LLC
U.S. UNITED BULK TERMINAL, LLC
U.S. UNITED INLAND SERVICES, LLC
TINA LITRICO, LLC
MARY ANN HUDSON, LLC
SHEILA MCDEVITT, LLC
MARIE FLOOD, LLC

By:	/s/ Sal Litrico
	Name:	Sal Litrico
Title : Chief Executive Officer

Amendment No. 1 to Loan and Security
Agreement

SHEILA MCDEVITT, LLC
By:
Title:

MARIE FLOOD, LLC
By:
Title:

AGENTS AND LENDERS: BANK OF AMERICA, N.A., as Agent. Co-Collateral Agent and a Lender
By:	/s/ John M. Olsen
Title: SVP

WELLS FARGO CAPITAL FINANCE, LLC (formerly known as Wells Fargo Foothill, LLC), as Co-Collateral Agent and a Lender
By:
Title:

JEFFERIES FINANCE LLC, as a Lender
By:
Title:

Amendment No. 1 to Loan and Security
Agreement

SHEILA MCDEVITT, LLC
By:
Title:

MARIE FLOOD, LLC
By:
Title:

AGENTS AND LENDERS: BANK OF AMERICA, N.A., as Agent, Co-Collateral Agent and a Lender
By:
Title:

WELLS FARGO CAPITAL FINANCE, LLC (formerly known as Wells Fargo Foothill, LLC), as Co-Collateral Agent and a Lender
By:	/s/ Elliot Temple
Title: V.P.

JEFFERIES FINANCE LLC, as a Lender
By:
Title:

Amendment No. 1 to Loan and Security
Agreement

SHEILA MCDEVITT, LLC
By:
Title:

MARIE FLOOD, LLC
By:
Title:

AGENTS AND LENDFRS: BANK OF AMERICA, N.A., as Agent, Co-Collateral Agent and a Lender
By:
Title:

WELLS FARGO CAPITAL FINANCE, LLC (formerly known as Wells Fargo Foothill, LLC), as Co-Collateral Agent and a Lender
By:
Title:

JEFFERIES FINANCE LLC, as a Lender
By:	/s/ Carl A. Toriello
Title: Carl A. Toriello
Executive Vice President

Amendment No. 1 to Loan and Security
Agreement